SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2006

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

0-00508	SIERRA PACIFIC POWER COMPANY Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Section 8—Other Events
Item 8.01  Other Events
On January 26, 2006, Sierra Pacific Power Company, a wholly owned subsidiary of Sierra Pacific Resources, announced that the Second Judicial District Court of the State of Nevada has vacated and remanded back to the Public Utilities Commission of Nevada (PUCN) for review a 2004 PUCN order that Sierra Pacific Power Company had appealed. The 2004 PUCN order disallowed recovery of $43 million in costs related to the Piñon Pine generating facility in northern Nevada.
The court said, “This matter needs to be returned to the Commission for review of the expenditures to determine if they were justly and reasonably incurred.”
Sierra Pacific Power Company had appealed the PUCN’s 2004 decision, which allowed the company to recover $48 million of an approximately $96 million request for costs associated with Piñon Pine. As a result of that decision, in the second quarter of 2004, Sierra Pacific Power Company recorded a charge to earnings of approximately $47 million ($30 million after-tax) consisting of approximately $43 million in disallowed costs and an additional $4 million of impairment loss.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: January 31, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: January 31, 2006	By:	/s/ John E. Brown
John E. Brown
Controller